UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2005

GOLDSPRING, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-32429	65-0955118

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8585 East Hartford Drive, Suite 400, Scottsdale, Arizona 85255

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 505-4040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant.

     The United States District Court for the District of Arizona has granted a preliminary injunction ordering the reinstatement of the Board of Directors of GoldSpring, Inc. (the “Company”) as it existed prior to December 10, 2004. As a result of the Court’s order, John F. Cook, Robert T. Faber, Leslie L. Cahan, Todd S. Brown, Christopher L. Aguilar, Stanley A. Hirschman, and Phil E. Pearce have been reinstated as directors. Stephen B. Parent, Jerrie W. Gasch, and Pernendu K. Rana Medhi, who orchestrated a purported removal of the members of the Board of Directors other than themselves on December 10, 2004, remain directors. A copy of the Court’s order will be posted on the Company’s website at www.goldspring.us.

     On February 22, 2005, the Company issued a press release regarding this matter, which could be deemed to involve a change in control. A copy of this press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference in this Item 5.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Stephen B. Parent and several others purporting to represent a majority of the Company’s shareholders purportedly removed the now reinstated directors and removed Mr. Faber as President of the Company through certain consent resolutions, have been stayed by the Court. As a result of the Court’s order, Mr. Faber is now the President and Chief Executive Officer of the Company. In addition, Lisa Boksenbaum has been appointed Secretary of the Company, and Leslie L. Cahan has been appointed Treasurer of the Company.

     Reference is made to the disclosure described under Item 5.01 of this Current Report on Form 8-K. The disclosure contained in Item 5.01 is hereby incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit
Number
99.1	Press release from GoldSpring, Inc. dated February 22, 2005 titled “Court Reinstitutes Board of Directors.”

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2005	GOLDSPRING, INC.
	By:	/s/ Robert T. Faber
Robert T. Faber
President and Chief Executive Officer

3

EXHIBIT INDEX

Exhibit
Number
99.1	Press release from GoldSpring, Inc. dated February 22, 2005 titled “Court Reinstitutes Board of Directors.”

4